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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11073 (Commission File Number)	47-0731996 (IRS Employer Identification No.)
6200 South Quebec Street, Greenwood Village, Colorado (Address of Principal Executive Offices)		80111 (Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 488-8000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

        On September 9, 2004, after it was determined that, in connection with certain income tax compliance services, affiliates of Ernst & Young LLP held employment tax related funds of a de minimis amount and made payment of such funds to the applicable tax authority in respect of ex-patriot and foreign employees of subsidiaries of the Company in a small number of foreign countries, the Audit Committee of the Board of Directors of First Data Corporation met to consider the impact of these events on the independence of its external auditor, Ernst & Young LLP. These actions by affiliates of Ernst & Young LLP have been discontinued. Custody of the assets of an audit client is not permitted under the auditor independence rules in Regulation S-X of the Securities and Exchange Commission. The Audit Committee and Ernst & Young LLP have considered the impact that the holding and paying of these funds may have had on Ernst & Young LLP's independence with respect to the Company and have concluded that there has been no impairment of Ernst & Young LLP's independence. In making this determination, the Audit Committee considered the de minimis amount of funds involved, the ministerial nature of the actions, and that the subsidiaries involved were immaterial to the consolidated financial statements of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen Assistant Secretary

Date: September 13, 2004

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SIGNATURES